 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-252921
PROSPECTUS SUPPLEMENT
(to Prospectus dated February 9, 2021)
190,258 Shares
Kratos Defense & Security Solutions, Inc.
Common Stock

This prospectus supplement supplements information contained in that certain prospectus dated February 9, 2021 filed as part of that certain registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2021 and relates to the offer and sale from time to time by the selling stockholder named herein of up to 190,258 shares of the common stock, par value $0.001 per share (the “Common Stock”), of Kratos Defense & Security Solutions, Inc. (the “Company”). We are registering the resale of the shares of Common Stock covered by this prospectus supplement as required by the terms of the Equity Purchase Agreement that we entered into with the selling stockholder on June 13, 2022 (the “Purchase Agreement”).
Our registration of the shares of Common Stock covered by this prospectus supplement does not mean that the selling stockholder will offer or sell any of the shares. The selling stockholder may offer and sell or otherwise dispose of the shares of Common Stock described in this prospectus supplement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page S-11 for more information.
We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholder.
The selling stockholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock. We have agreed to pay certain expenses in connection with this prospectus supplement. As of the date of this prospectus supplement, no underwriter or other person has been engaged to facilitate the sale of shares of Common Stock in this offering.
You should read this prospectus supplement, any subsequent, applicable prospectus supplement and any related free writing prospectus carefully before you invest.
Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “KTOS.” On July 28, 2022, the last reported sale price of our Common Stock on The Nasdaq Global Select Market was $14.12.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 and contained under similar headings in the other documents that we incorporate by reference into this prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is July 29, 2022.

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Common Stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of Common Stock. Generally, when we use the term “prospectus,” we are referring to both parts combined. If the information about the Common Stock offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Neither we, the selling stockholder nor any of our or its representatives is making any representation to you regarding the legality of an investment in our Common Stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Common Stock.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find Additional Information” in this prospectus supplement.
Neither we, the selling stockholder, nor any of our or its representatives have authorized any other person to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the selling stockholder, nor any of our or its representatives are making an offer to sell these securities in any jurisdiction where an offer or sale would be unlawful. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our Common Stock. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Special Note Regarding Forward-Looking Information.”
As used in this prospectus, unless the context requires otherwise, the terms “us,” “we,” “our,” the “Company” and “Kratos” refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. These forward-looking statements reflect our current beliefs, expectations and projections, are based on assumptions, and are subject to known and unknown risks and uncertainties that could cause our actual results or achievements to differ materially from any future results or achievements expressed in or implied by our forward-looking statements. Many of these factors are beyond our ability to control or predict. As a result, you should not place undue reliance on forward-looking statements. Important risks and uncertainties that could cause our actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements include, but are not limited to: changes, cutbacks or delays in spending by the U.S. Department of Defense may occur which could cause delays or cancellations of key government contracts; delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; the availability of government funding for the Company’s products and services due to performance, cost growth, or other factors; changes in government and customer priorities and requirements; the potential of the current economic environment to adversely impact our business; currently unforeseen risks associated with COVID-19 or global geopolitical events, such as the ongoing conflict between Russia and Ukraine; the increased rate of inflation in the United States; risks related to natural disasters or severe weather; changes in the scope or timing of our projects; the timing, rescheduling or cancellation of significant customer contracts and agreements, or consolidation by or the loss of key customers; risks of adverse regulatory action or litigation; risks associated with debt leverage; failure to successfully achieve our integration, cost reduction or divestiture strategies; risks related to security breaches, cybersecurity attacks or other significant disruptions of our information systems; and competition in the marketplace, which could reduce revenues and profit margins.
Additional significant risks and uncertainties that could cause our actual results or achievements to differ materially from the results or achievements expressed in or implied by our forward-looking statements, include, but are not limited to those specifically addressed under the heading “Risk Factors”, as well as those discussed elsewhere in this prospectus. These forward-looking statements reflect our views and assumptions only as of the date such forward-looking statements are made. Except as required by law, we assume no responsibility for updating any forward-looking statements, whether as a result of new information, future events or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

MARKET AND INDUSTRY DATA
The market data and certain other statistical information used throughout this prospectus is based on independent industry publications, government publications and other published independent sources. Although we believe these third-party sources are reliable as of their respective dates, neither we nor the selling stockholder have independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

TRADEMARKS, SERVICE MARKS AND TRADENAMES
We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

SUMMARY
This summary provides a brief overview of information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein and therein, carefully. You should read “Risk Factors” for more information about important risks that you should consider carefully before buying our Common Stock. References to “we,” “us,” “our,” “the Company” or “Kratos” refer to Kratos Defense & Security Solutions, Inc. and its consolidated subsidiaries.
Our Business
Kratos is a government contractor at the forefront of the U.S. Department of Defense’s recapitalization of strategic weapon systems to address peer and near peer threats and the U.S. Department of Defense’s related Rapid Innovation Initiatives. Kratos is a leading technology, intellectual property, proprietary product and system company focused on the U.S. and its allies’ national security. Kratos is a recognized industry leader in the rapid development, demonstration and fielding of disruptive, transformative and high technology systems and products at an affordable cost. At Kratos, affordability is a technology. Kratos’ primary focus areas are unmanned systems, space and satellite communications, microwave electronics, cybersecurity/warfare, rocket, hypersonic and missile defense systems, turbine technologies, and Command, Control, Communication, Computing, Combat, Intelligence Surveillance and Reconnaissance (“C5ISR”) Systems and training systems.
We believe that our technology, intellectual property, proprietary products and designed-in positions on our customers’ programs, platforms and systems, and our ability to rapidly develop, demonstrate and field affordable leading technology systems gives us a competitive advantage and creates a high barrier to entry into our markets. Our workforce is primarily engineering and technically oriented with a significant number of employees holding national security clearances. Much of our work is performed at customer locations, or in a secure manufacturing facility. Our primary end customers are national security related agencies. Our entire organization is focused on executing our strategy of being the leading technology and intellectual property based product and system company in our industry.
 Purchase Agreement
The following is a summary of the transactions relating to the securities being registered hereunder:
On June 13, 2022, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) to acquire 9.95% (the “Purchased Shares”) of KTT CORE, Inc., a Delaware corporation and majority owned subsidiary of the Company (“KTT Core”). Pursuant to the Purchase Agreement, on June 13, 2022, the Company issued 190,258 shares of Common Stock to the selling stockholder, representing approximately 50% of the estimated purchase price for the Purchased Shares. Under the terms of the Purchase Agreement, we agreed to register the sale or other disposition of the shares of Common Stock issued to the selling stockholder pursuant to the Purchase Agreement. Following the closing of the transactions contemplated by the Purchase Agreement, the Company owned 90.05% of KTT Core.

Our Corporate Information
We were initially incorporated in the state of New York in 1994, commenced operations in 1995 and were reincorporated in Delaware in 1998. On September 12, 2007, we changed our name from Wireless Facilities, Inc. to Kratos Defense & Security Solutions, Inc. Our executive offices are located at 1 Chisholm Trail, Suite 300, Round Rock, TX 78681, and our telephone number is (512) 238-9840. We maintain an Internet website at www.kratosdefense.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on or accessible through our website as part of this prospectus. Kratos’ Common Stock trades on The Nasdaq Global Select Market under the trading symbol “KTOS”.
The Offering
Securities offered
190,258 shares of Common Stock.
Common Stock to be outstanding after the offering
125,916,306 shares
Selling Stockholder
All of the shares of Common Stock are being offered by the selling stockholder identified in the section titled “The Selling Stockholder” beginning on page S-9 of this prospectus supplement.
Use of Proceeds
We will not receive any of the proceeds from sales of shares of Common Stock by the selling stockholder.
The Nasdaq Global Select Market Symbol
KTOS

The above information regarding the shares of Common Stock to be outstanding after the offering is based on 125,916,306 shares of Common Stock outstanding as of July 15, 2022. The number of shares outstanding as of July 15, 2022 excludes:
33,917 shares of our Common Stock issuable upon the exercise of options outstanding as of July 15, 2022, at a weighted average exercise price of $4.98 per share;
5,885,209 shares of our Common Stock issuable upon the vesting of restricted stock units granted to certain of our executive officers, directors, employees and consultants under the 2014 Equity Incentive Plan; and
an aggregate of 10,707,148 shares of our Common Stock reserved for future issuance under our 2014 Equity Incentive Plan and our Amended and Restated 1999 Employee Stock Purchase Plan as of July 15, 2022.

RISK FACTORS
Investment in our Common Stock offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement, and all other information contained in or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any subsequent, applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We will receive no proceeds from the sale of the Common Stock by the selling stockholder. The selling stockholder will pay any discounts, selling commissions and stock transfer taxes applicable to its sale of the Common Stock and any fees and expenses of its counsel and accountants related to the selling stockholder’s sale or distribution of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus supplement. These may include, without limitation, all registration, filing and listing fees, printing expenses, blue sky fees and expenses, and any fees and expenses of our counsel and accountants.

THE SELLING STOCKHOLDER
This prospectus supplement relates to the resale by the selling stockholder named below, from time to time, of up to 190,258 shares of our Common Stock issued to the selling stockholder as described above under the heading “Prospectus Summary-Purchase Agreement.”
We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares covered hereby. The selling stockholder might not sell any or all of the shares covered by this prospectus supplement or may sell or dispose of some or all of the shares other than pursuant to this prospectus supplement. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus supplement and because there are currently no agreements, arrangements or understandings with any person to sell or distribute its shares, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. For purposes of the table below, we have assumed that the selling stockholder will have sold all of the shares covered by this prospectus supplement upon completion of the offering.
The selling stockholder acquired the shares of our Common Stock that we are registering for resale pursuant to this prospectus supplement from us pursuant to the terms of the Purchase Agreement. Our issuance of the shares of our Common Stock to the selling stockholder was exempt from registration under the Securities Act. This prospectus supplement is being filed pursuant to our obligations under the terms of the Purchase Agreement.
Under the terms of the Purchase Agreement, we are obligated to file a registration statement covering the resale by the selling stockholder of the shares of our Common Stock that we issued pursuant to the Purchase Agreement. We also must use commercially reasonable efforts to cause the registration statement to become effective as soon as practicable, and to keep the registration statement continuously effective until the earlier of (i) the date on which the selling stockholder and its affiliates cease to hold any shares of Common Stock issued pursuant to the Purchase Agreement, and (ii) the first date on which the selling stockholder and its affiliates are able to sell all of the shares of Common Stock issued pursuant to the Purchase Agreement under Rule 144 of the Securities Act within the following ninety-day period without limitation as to the amount of such securities that may be sold without the requirement for the Company to be in compliance with the current public information requirements under Rule 144 of the Securities Act. The Purchase Agreement requires that we bear all expenses of registering the shares of Common Stock issued pursuant to the Purchase Agreement, with the exception of discounts, selling commissions and stock transfer taxes applicable to the selling stockholder’s sale of the Common Stock, as well as any fees and disbursements of financial advisors for the selling stockholder and similar commissions relating to the selling stockholder’s disposition of the shares of Common Stock issued pursuant to the Purchase Agreement and expenses of its counsel and accountants.
Unless otherwise indicated in footnotes below, the selling stockholder and its affiliates does not have and, within the past three years has not had, any position, office or other material relationship with us or any of our affiliates other than as a result of (a) the terms of the Purchase Agreement, (b) the terms of that certain Exchange Agreement, dated February 27, 2019, as amended, by and among the Company and the other parties named therein, (c) employment of an affiliate of the selling stockholder by us or any of our subsidiaries, and (d) the selling stockholder’s beneficial ownership of our Common Stock. To our knowledge, the selling stockholder is not a broker-dealer or affiliate of a broker-dealer, nor at the time of the execution of the Purchase Agreement and the other agreements contemplated thereby, did the selling stockholder have a direct or indirect agreement or understanding with any person to distribute its shares. Information about the selling stockholder may change from time to time. Any changed information will be set forth in prospectus supplements, if required by applicable law.
The selling stockholder has represented to us in writing that it acquired the securities for its own account and not with a view to reselling or distributing such securities or any part thereof in violation of the Securities Act. In recognition of the fact that the selling stockholder, even though acquiring the shares for its own account, may wish to be legally permitted to sell the securities when it deems appropriate, we agreed with the selling stockholder to register the resale of the securities.
The table below presents information regarding the selling stockholder and the shares of our Common Stock that it may sell or otherwise dispose of from time to time under this prospectus supplement. The percentage of beneficial ownership is based upon 125,916,306 shares of Common Stock issued and outstanding as of July 15, 2022. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling stockholder the right to acquire Common Stock within 60 days of the date hereof. Information in the table below is based on information provided by or on behalf of the selling stockholder. Since the date on which the selling stockholder provided us with the information below, the selling stockholder may have sold, transferred or otherwise disposed of some or all of its shares in transactions exempt from the registration requirements of the Securities Act.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Common Stock Owned After Offering(1)
	Number	Number	Number	Percent
Pegasus Residual, LLC, a Delaware limited liability company(2)	190,258	190,258	—	(3)

(1) For purposes of this table, the Company assumes that all of the shares covered by this prospectus supplement will be sold by the selling stockholder.
(2) Joseph Brostmeyer, an affiliate of the selling stockholder, serves as Senior Vice President of the Company’s Turbine Technology Division.
(3) Less than 1%.
Each time the selling stockholder sells any shares of Common Stock offered by this prospectus supplement, it is required to provide you with this prospectus supplement and any subsequent, related prospectus supplement, if any, containing specific information about such selling stockholder and the terms of the shares of Common Stock being offered in the manner required by the Securities Act.
We are required, under certain circumstances, to update, supplement or amend this prospectus supplement to reflect material developments in our business, financial position and results of operations and may do so by a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION
We are registering the shares of our Common Stock on behalf of the selling stockholder. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may, from time to time, sell, transfer or otherwise dispose of the shares of Common Stock or interests in the shares of Common Stock covered hereby:
•    on any stock exchange, market or trading facility on which the shares are traded or in private transactions; or
•    through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholder or the purchasers of the Common Stock (these discounts, concessions or commissions may be in excess of those customary in the types of transactions involved).
These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or without cash consideration.
The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:
•    sales on any national securities exchange or quotation system on which the Common Stock may be listed or quoted at the time of the sale;
•    sales in the over-the-counter market;
•    sales in transactions other than on such exchanges or services or in the over-the-counter market;
•    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•    block trades in which a broker-dealer will attempt to sell the shares as agent, but may position and resell a     portion of the block as principal to facilitate the transaction;
•    purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•    sales “at the market” to or through a market maker or into an existing trading market, on an exchange or     otherwise;
•    an exchange distribution in accordance with the rules of the applicable exchange;
•    privately negotiated transactions;
•    short sales;
•    through the writing or settlement of options or other hedging transactions, whether through an options exchange     or otherwise;
•    broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated     price per share;
•    a combination of any such methods of sale or distribution; and
•    any other method permitted by applicable law.
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest of the selling stockholder under this prospectus supplement.
In connection with the sale of our Common Stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Common Stock short and deliver these securities to close out its short positions, or loan or pledge the Common Stock to broker-dealers or other financial institutions that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as further supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholder from the sale of the Common Stock offered by it will be the purchase price of the Common Stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through such agents. We will not receive any of the proceeds from this offering.
The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that it meets the criteria and conforms to the requirements of that rule.
The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•brokers, dealers, or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
Distributions
If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus supplement will be passed upon for us by Latham & Watkins LLP, San Diego, California.
EXPERTS
The consolidated financial statements of the Company as of December 26, 2021 and December 27, 2020, and for each of the three years in the period ended December 26, 2021, incorporated by reference in this prospectus supplement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated herein in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Kratos. You may also access our reports and proxy statements free of charge at our Internet website, http://www.kratosdefense.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Internet website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:
our Annual Report on Form 10-K for the year ended December 26, 2021, filed with the SEC on February 22, 2022;
the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2022;
our Quarterly Report on Form 10-Q for the quarter ended March 27, 2022, filed with the SEC on May 5, 2022;
our Current Reports on Form 8-K filed with the SEC on February 22, 2022 and June 17, 2022; and
the description of our common stock contained in the registration statement on Form 8-A (File No. 000-27231), filed with the SEC on September 3, 1999, and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Kratos Defense & Security Solutions, Inc.
Attention: Corporate Secretary
1 Chisholm Trail, Suite 300
Round Rock, Texas 78681
(512) 238-9840
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

Kratos Defense & Security Solutions, Inc.
  Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may from time to time offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings. In addition, certain selling security holders to be identified in supplements to this prospectus may offer and sell these securities from time to time.
This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “KTOS.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” beginning on page 5.
The securities may be offered directly by us or by any selling security holder from time to time, through agents designated by us or to or through underwriters, brokers or dealers. We will provide specific information about any selling security holders in one or more supplements to this prospectus. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or a related free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement or a related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 9, 2021.

ABOUT THIS PROSPECTUS
This prospectus is a part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we or any selling security holder offers to sell securities under this shelf registration, we or the selling security holder will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statement made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any broker, dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus, the accompanying supplement to this prospectus and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or the applicable securities are sold on a later date.
This prospectus, the accompanying supplement to this prospectus and any related free writing prospectus, if any, may contain estimates and other information concerning our target markets that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations and you are cautioned not to give undue weight to this information. Please read the section of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.” The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These and other factors could cause actual results to differ materially from those expressed in such publications, surveys and forecasts.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under “Risk Factors” beginning on page 5 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “Kratos,” the “Company” and similar designations refer to Kratos Defense & Security Solutions, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Our Business

Kratos is a government contractor at the forefront of the U.S. Department of Defense’s (the “DoD”) recapitalization of strategic weapon systems to address peer and near peer threats and the DoD’s related Rapid Innovation Initiatives. Kratos is a leading technology, intellectual property, proprietary product and system company focused on the U.S. and its allies’ national security. Kratos is a recognized industry leader in the rapid development, demonstration and fielding of high technology systems and products at an affordable cost. At Kratos, affordability is a technology. Kratos’ primary focus areas are unmanned systems, space and satellite communications, microwave electronics, cybersecurity/warfare, training systems, rocket, hypersonic and missile defense, turbine technologies, and Command, Control, Communication, Computing, Combat, Intelligence Surveillance and Reconnaissance (C5ISR) Systems.

We believe that our technology, intellectual property, proprietary products and designed-in positions on our customers’ programs, platforms and systems, and our ability to rapidly develop, demonstrate and field affordable leading technology systems gives us a competitive advantage. We believe that our extensive past performance qualifications and demonstrated ability to meet or exceed our customers’ demanding requirements creates a high barrier to entry into our markets. Our workforce is primarily engineering and technically oriented with a significant number of Kratos employees holding national security clearances. Much of our work is performed at customer locations, or in a secure manufacturing facility. Our primary end customers are national security related agencies or entities. Our entire organization is focused on executing our strategy of becoming the leading technology and intellectual property based product and system company in our industry.

Our Corporate Information

We were initially incorporated in the state of New York in 1994, commenced operations in 1995 and were reincorporated in Delaware in 1998. On September 12, 2007, we changed our name from Wireless Facilities, Inc. to Kratos Defense & Security Solutions, Inc. Our executive offices are located at 10680 Treena St., Suite 600, San Diego, California 92131, and our telephone number is (858) 812-7300. We maintain an Internet website at www.kratosdefense.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on or accessible through our website as part of this prospectus. Our common stock trades on The Nasdaq Global Select Market under the trading symbol “KTOS”.

Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

designation or classification;
aggregate principal amount or aggregate offering price;
maturity, if applicable;
original issue discount, if any;
rates and times of payment of interest or dividends, if any;
redemption, conversion, exchange or sinking fund terms, if any;
conversion prices, if any;
ranking;
restrictive covenants, if any;
voting or other rights, if any; and
important U.S. federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
The securities may be offered directly by us or by any selling security holder from time to time, through agents designated by us or to or through underwriters, brokers or dealers. We will provide specific information about any selling security holders in one or more supplements to this prospectus. We, and our agents, underwriters, brokers or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents, underwriters, brokers or dealers, we will include in the applicable prospectus supplement:

the names of those agents, underwriters, brokers or dealers;
applicable fees, discounts and commissions to be paid to them;
details regarding options to purchase additional securities, if any; and
the net proceeds to us.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and the other filings we make with the SEC incorporated by reference herein are not the only ones facing the Company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.
All statements, other than statements of historical fact, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, plans, prospects and objectives are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. Important risks and uncertainties that could cause our actual results or achievements to differ materially from the results or achievements reflected in our forward-looking statements include, but are not limited to: changes, cutbacks or delays in spending by the U.S. Department of Defense may occur which could cause delays or cancellations of key government contracts; delays to or the cancellation of our projects as a result of protest actions submitted by our competitors; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; the availability of government funding for the Company’s products and services due to performance, cost growth, or other factors; changes in government and customer priorities and requirements; the potential of the current economic environment to adversely impact our business; currently unforeseen risks associated with COVID-19; risks related to natural disasters or severe weather; changes in the scope or timing of our projects; the timing, rescheduling or cancellation of significant customer contracts and agreements, or consolidation by or the loss of key customers; risks of adverse regulatory action or litigation; risks associated with debt leverage; failure to successfully achieve our integration, cost reduction or divestiture strategies; risks related to security breaches, cybersecurity attacks or other significant disruptions of our information systems; and competition in the marketplace, which could reduce revenues and profit margins.
Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth above or included or incorporated herein, those set forth under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto filed with the SEC. Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including, among other things, working capital requirements and potential repayment of indebtedness that may be outstanding at the time of any offering under this prospectus. We may also use a portion of the net proceeds to acquire or invest in businesses, services and technologies that are complementary to our own, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of such proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We will not receive any of the proceeds from sales of securities by selling security holders.

SELLING SECURITY HOLDERS
If the registration statement of which this prospectus forms a part is used by selling security holders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling security holders or otherwise, information about such selling security holders, their beneficial ownership of our securities and their relationship with us will be set forth in a prospectus supplement, any free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference into the registration statement.

PLAN OF DISTRIBUTION
We, or the applicable selling security holders, may sell the securities being offered hereby in one or more of the following ways from time to time:
through agents to the public or to investors;
to underwriters, brokers or dealers for resale to the public or to investors;
in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
directly to investors;
through a combination of any of these methods of sale; or
through any other methods described in a prospectus supplement.
Each time we offer and sell securities, we will provide a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) that will describe the terms of the offering of the securities, including, to the extent applicable:
the name or names of any agents or underwriters, brokers or dealers and the amount of shares underwritten or purchased by each of them;
the purchase price of the securities being offered and the proceeds we will receive from the sale;
any over-allotment options under which underwriters may purchase additional securities from us;
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
any initial public offering price;
any discounts or concessions allowed or reallowed or paid to brokers or dealers; and
any securities exchanges or markets on which such securities may be listed.
We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement.
If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to brokers or dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, brokers, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, brokers, dealers or agents and will describe their compensation. We may have agreements with the underwriters, brokers, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, brokers, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
We, and/or the selling security holders, if applicable, may authorize underwriters, brokers, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering or other short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.
Any underwriters who are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the securities on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, together with any additional information we include in any applicable prospectus supplements or any free writing prospectuses that we may authorize to be delivered to you, summarizes the material terms and provisions of our capital stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future capital stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement or free writing prospectus. This description is only a summary. For the complete terms of our capital stock, please refer to our amended and restated certificate of incorporation (as amended, our “Certificate of Incorporation”) and our second amended and restated bylaws (as amended, our “Bylaws”), that are incorporated by reference into the registration statement, of which this prospectus forms a part. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any prospectus supplement or free writing prospectus are qualified in their entirety by reference to our Certificate of Incorporation and our Bylaws.
Common Stock
We are authorized to issue 195,000,000 shares of common stock, of which 123,462,533 shares were issued and outstanding as of February 4, 2021. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.
Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.
All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when issued and paid for, will also be, fully paid and non-assessable.
Our common stock is listed on The Nasdaq Global Select Market under the symbol “KTOS.”
Undesignated Preferred Stock
We are authorized to issue 5,000,000 shares of preferred stock, none of which were issued and outstanding as of February 4, 2021. Our board is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board of directors. Without seeking stockholder approval, our board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred stock, including, but not limited to:
the distinctive designation and the maximum number of shares in the series;
the terms on which dividends, if any, will be paid;
the voting rights, if any, on the shares of the series;
the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;
the terms on which the shares may be redeemed, if at all;
the liquidation preference, if any; and
any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.
The issuance of preferred stock may delay, deter or prevent a change in control.
We will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.
Possible Anti-Takeover Effects of Delaware Law and our Charter Documents
Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Election and Removal of Directors
Our board of directors is elected annually by all holders of our capital stock. To be eligible for election or appointment to the board of directors, an individual must meet certain director qualification requirements set forth in our Bylaws. At a special meeting of stockholders, directors may be removed without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal.
Amendment
The affirmative vote of the holders of at least 66 2/3 % of the voting power of all of the then-outstanding shares of our voting stock, voting together as a single class, is required to, among other things, alter, amend or repeal certain provisions of our Certificate of Incorporation, including those related to the election and removal of the board of directors, amendment of our Bylaws and Certificate of Incorporation, restrictions against stockholder actions by written consent and the indemnification of officers and directors.
Our Bylaws, may only be amended (or new bylaws adopted) by the board of directors or the affirmative vote of the holders of at least 66 2/3 % of the voting power of all of the then-outstanding shares of our voting stock.
Size of Board and Vacancies
Pursuant to our Certificate of Incorporation and our Bylaws, our board of directors has the exclusive right to fix the size of the board and to fill any vacancies resulting from death, resignation, disqualification or removal as well as any newly created directorships arising from an increase in the size of the board of directors.
Special Stockholder Meetings
Our Bylaws provide that only a majority of the total number of directors then in office may call a special meeting of the stockholders, and any business conducted at any special meeting must have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, otherwise properly brought before the meeting by or at the direction of our board of directors, or otherwise properly brought before the meeting by a stockholder, but, in the case of a special meeting, if and only if the notice of the meeting provides for business to be brought before the meeting by a stockholder.
Stockholder Action by Unanimous Written Consent
Our Certificate of Incorporation expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
No Cumulative Voting
The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Undesignated Preferred Stock
The authority that will be possessed by our board of directors to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of our common stock.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is EQ Shareowner Services. Its address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and its telephone number is (800) 468-9716. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue any senior debt securities under the senior indenture and any supplemental indentures that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture and any supplemental indentures that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
the title;
the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
any limit on the amount that may be issued;
whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;
the maturity date;
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

the terms of the subordination of any series of subordinated debt;
the place where payments will be payable;
restrictions on transfer, sale or other assignment, if any;
our right, if any, to defer payment of interest and the maximum length of any such deferral period;
the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
whether the indenture will restrict our ability or the ability of our subsidiaries to:
incur additional indebtedness;
issue additional securities;
create liens;
pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
redeem capital stock;
place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
make investments or other restricted payments;
sell, transfer or otherwise dispose of assets;
enter into sale-leaseback transactions;
engage in transactions with stockholders or affiliates;
issue or sell stock of our subsidiaries; or
effect a consolidation or merger;
whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
information describing any book-entry features;
the applicability of the provisions in the indenture on discharge;
whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.
U.S. federal income tax consequences applicable to debt securities sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any debt securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended;
if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
if specified events of bankruptcy, insolvency or reorganization occur.
We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities. If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
the direction so given by the holder is not in conflict with any law or the applicable indenture; and
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.
A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:
the holder has given written notice to the trustee of a continuing event of default with respect to that series;
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense to be incurred in compliance with instituting the proceeding as trustee; and
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within 45 days after it occurs, unless such default has been cured. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.
Modification of Indenture; Waiver
Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:
to fix any ambiguity, defect or inconsistency in the indenture;
to comply with the provisions described above under “— Consolidation, Merger or Sale;”

to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;
to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided above under “— General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;
to add such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series in any material respect; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities; provided further, that in connection with any such amendment we will provide the trustee with an officers’ certificate certifying that such amendment will not adversely affect the rights or interests of the holders of such debt securities.
In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
extending the fixed maturity of the series of debt securities;
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver;
changing any of our obligations to pay additional amounts;
reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;
changing the currency in which any note or any premium or interest is payable;
impairing the right to enforce any payment on or with respect to any note;
adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;
in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated debt securities;
if the debt securities are secured, changing the terms and conditions pursuant to which the debt securities are secured in a manner adverse to the holders of the secured debt securities;
reducing the requirements contained in the applicable indenture for quorum or voting;

changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or
modifying any of the above provisions set forth in this paragraph.
Discharge
Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
register the transfer or exchange of debt securities of the series;
replace stolen, lost or mutilated debt securities of the series;
maintain paying agencies;
hold monies for payment in trust;
recover excess money held by the trustee;
compensate and indemnify the trustee; and
appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Ranking Debt Securities
The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.
The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:
the offering price and aggregate number of warrants offered;
the currency for which the warrants may be purchased;
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
if applicable, the date on and after which the warrants and the related securities will be separately transferable;
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
the terms of any rights to redeem or call the warrants;
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
the dates on which the right to exercise the warrants will commence and expire;
the manner in which the warrant agreements and warrants may be modified;

United States federal income tax consequences of holding or exercising the warrants;
the terms of the securities issuable upon exercise of the warrants; and
any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS
General
We may issue rights to purchase common stock, preferred stock or the other securities described in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.
We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:
the title of the rights;
the date of determining the stockholders entitled to the rights distribution;
the title, aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;
the exercise price;
the currencies in which the rights are being offered;
the aggregate number of rights issued;
the date, if any, on and after which the rights will be separately transferable;
the date on which the right to exercise the rights will commence and the date on which the right will expire; and
any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, warrants or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
any provisions of the governing unit agreement that differ from those described below; and
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, debt security, warrant or right included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, warrant agent or other agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee, agent or third party employed by us or a trustee or any agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
how it handles securities payments and notices;
whether it imposes fees or charges;
how it would handle a request for the holders’ consent, if ever required;
whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;
how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”) will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations For Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When A Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
if we notify any applicable trustee that we wish to terminate that global security; or
if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we, the trustee, the agent or other third party, as applicable, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the direct holders of those securities.

LEGAL MATTERS
Paul Hastings LLP, San Diego, California will pass for us upon the validity of the securities being offered by this prospectus. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and includes (i) an explanatory paragraph related to the Company’s change in method of accounting for leases in fiscal year 2019 due to the adoption of Accounting Standards Codification 842 and (ii) an explanatory paragraph related to the Company’s change in method of accounting for revenue in fiscal year 2018 due to the adoption of Accounting Standards Codification 606 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Kratos. You may also access our reports and proxy statements free of charge at our Internet website, http://www.kratosdefense.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Internet website.
You should rely only on information in this prospectus or incorporated by reference herein. We have not authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We hereby incorporate by reference the following information or documents into this prospectus:
our Annual Report on Form 10-K for the year ended December 29, 2019, filed with the SEC on February 24, 2020;
our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2020, filed with the SEC on May 7, 2020;
our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2020, filed with the SEC on August 4, 2020;
our Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2020, filed with the SEC on October 29, 2020;
our Current Reports on Form 8-K, filed with the SEC on June 5, 2020 and June 23, 2020;
the portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2020, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 29, 2019; and
the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-27231), filed under Section 12(g) of the Exchange Act on September 3, 1999, including any subsequent amendment or report filed for the purpose of amending such description.
Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We also incorporate by reference any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the securities covered by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Kratos Defense & Security Solutions, Inc., Attention: Investor Relations, 10680 Treena St., Suite 600, San Diego, California 92131, telephone (858) 812-7300.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

190,258 Shares of Common Stock
PROSPECTUS SUPPLEMENT

July 29, 2022